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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: July 23, 2002
                       (Date of earliest event reported)

                               VIANT CORPORATION
             (Exact name of registrant as specified in the charter)

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
          DELAWARE                    0-26303               77-0427302
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)               File No.)          Identification No.)
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                                89 SOUTH STREET
                                BOSTON MA 02493
                    (Address of Principal Executive Offices)

                                 (617) 531-3700
              (Registrant's telephone number including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

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ITEM 5. OTHER ITEMS

    On July 23, 2002, divine, inc. ("divine"), DVC Acquisition Company ("Merger Sub"), and Viant Corporation ("Viant", and collectively, with divine and Merger Sub the "Parties") entered into an amendment (the "Amendment") to the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002 (the "Merger Agreement") by and among the Parties. Pursuant to the terms of the Amendment, upon consummation of the Merger (as defined in the Merger Agreement), each outstanding share of Viant common stock will be acquired by divine for a number of shares of divine Class A common stock equal to the quotient of (x) the lesser of (i) the Merger Consideration (as defined below) or (ii) 19.99% of the number of shares of divine Class A common stock issued and outstanding as of the closing date, divided by (y) the number of shares of Viant common stock issued and outstanding as of the second business day prior to the closing date. The term "Merger Consideration" means a number of shares of divine Class A common stock equal to $7,500,000 divided by the average trading price of divine
Class A common stock. The average trading price for the divine Class A common stock will be equal to the volume weighted average closing sale price per share for the 10-day trading period ending 2 days prior to the closing of the Merger, but the volume weighted average closing sale price per share for this calculation will not be less than $2.0325 or greater than $2.9675.

    In connection with the closing of the Merger, Viant will distribute cash in the amount of $72.5 million to the Viant shareholders of record prior to the consummation of the Merger ("the Distribution"). The Distribution will be increased by the amount, if any, of cash proceeds Viant receives upon the exercise of employee options following the date of the Amendment. The record date for the Distribution has not yet been set.

    In addition, the Distribution and Merger Consideration may be increased by $1,100,000, in the aggregate, upon the realization of certain cost savings related to vendor agreements.

    Under the terms of the Amendment, the outstanding options to purchase shares of Viant common stock under the Viant 1996 Stock Option Plan and the Viant 1999 Option Plan ("Company Options") will not be assumed or substituted by divine or the surviving company. As a result, all Company Options, whether vested or unvested, will accelerate and become immediately exercisable, and each of these plans will terminate, prior to the consummation of the Merger. In addition, the modified terms of the transaction removed certain operational covenants related to divine's business and extended the termination date from August 5, 2002 to a date no later than September 30, 2002.

    Consummation of the Merger is subject to a number of conditions, including approval of the Merger by the stockholders of Viant. As a result of the revised terms, no vote of the divine shareholders will be required.

    For information regarding the terms and conditions of the Merger or the Amendment, including the consideration to be issued to Viant stockholders and the conditions to consummation of the Merger, reference is made to (i) the Merger Agreement, which was filed as Exhibit 2.1 on Form 8-K with the Securities and Exchange Commission on April 8, 2002, (ii) the Amendment which is filed as
Exhibit 2.1 hereto and incorporated by reference herein and (iii) the press release jointly issued by divine and Viant on July 23, 2002, which is filed as
Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (c) EXHIBITS.

    The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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
                                                       Viant Corporation

                                                       By:  /s/ M. DWAYNE NESMITH
                                                            -----------------------------------------
                                                            M. Dwayne Nesmith
                                                            Chief Financial Officer
                                                            Date: July 25, 2002
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                                   EXHIBIT INDEX

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
EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBITS
-------                                 -----------------------

2.1*         Amendment to Agreement and Plan of Merger and Reorganization, dated as of
             July 23, 2002, among divine, inc., DVC Acquisition Company and Viant
             Corporation, excluding exhibits and schedules thereto.

99.1         Joint Press Release of divine, inc. and Viant Corporation dated
             July 23, 2002 announcing the modification of the terms of the proposed acquisition of Viant by divine.
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*   The schedules and exhibits to the Agreement and Plan of Merger and
    Reorganization have been omitted pursuant to Item 01(b)(2) of
    Regulation S-K. Viant agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.


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